     Set forth below is a list of MEDIQ's subsidiaries, as of December 10, 1994, with their respective states of incorporation, names under which they do business and the percentage of their voting securities owned by the Company as of such date.

                                                                                         STATE OF      PERCENTAGE
    NAME                                                                               INCORPORATION  OF OWNERSHIP
    ----                                                                               ------------  ---------------
Alpha Health Consultants, Inc.(1)                                                           DE             100
American Cardiovascular Imaging Labs, Inc.(2)                                               PA             100
ATS Medical Services, Inc.(3)                                                               PA             100
Health Examinetics, Inc.                                                                    DE             100
HealthQuest, Inc.(4)                                                                        DE              67
Jersey Kidney Specialists, Inc.(5)                                                          NJ             100
KPA Design Group, Inc.(6)                                                                   PA             100
MCHC, Inc.                                                                                  DE             100
MDTC Haddon, Inc.(7)                                                                        DE             100
Medifac, Inc.                                                                               DE             100
MEDIQ Diagnostic Centers Inc.                                                               DE             100
MEDIQ Diagnostic Centers-I Inc.(7)                                                          DE             100
MEDIQ Healthcare, Inc.                                                                      DE             100
MEDIQ Imaging Services, Inc.                                                                DE             100
MEDIQ Investment Services, Inc.                                                             DE             100
MEDIQ Management Services, Inc.                                                             DE             100
MEDIQ Marin, Inc.                                                                           DE             100
MEDIQ Mobile X-Ray Services, Inc.                                                           DE             100
MEDIQ/PRN Life Support Services, Inc.(8)                                                    DE             100
MEDIQ/PRN Life Support Services-I, Inc.(8)                                                  DE             100
MEDIQ Services, Inc.                                                                        DE             100
PRN Holdings, Inc.                                                                          DE             100
Southeastern Diagnostics, Inc.(2)                                                           DE             100
Thera-Kinetics Acquisition Corporation                                                      NJ             100
P.I. Corporation(4)                                                                         DE             100

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(1) Subsidiary of MEDIQ Management Services, Inc.
(2) Subsidiary of MEDIQ Imaging Services, Inc.
(3) Subsidiary of MEDIQ Mobile X-Ray Services, Inc.
(4) Subsidiary of MEDIQ Investment Services, Inc.
(5) Subsidiary of MICD, Inc.
(6) Subsidiary of Medifac, Inc.
(7) Subsidiary of MEDIQ Diagnostic Centers Inc.
(8) Subsidiary of PRN Holdings, Inc.